UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2021

SANDBRIDGE ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39516	85-1615012
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1999 Avenue of the Stars, Suite 2088 Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (424) 221-5743

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	SBG.U	New York Stock Exchange LLC
Shares of Class A common stock included as part of the units	SBG	New York Stock Exchange LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	SBG WS	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The terms “the Company,” “we,” “our” or “Sandbridge” and similar or derivative terms in this Current Report on Form 8-K refer to Sandbridge Acquisition Corporation, except where the context otherwise requires.

On July 14, 2021, Sandbridge held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, a total of 22,840,247 (79.44%) of the Company’s issued and outstanding shares of common stock held of record as of June 1, 2021, were present either in person or by proxy, which constituted a quorum. The stockholders voted on the following proposals at the Special Meeting, each of which was described in more detail in the Company’s definitive proxy statement/prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 21, 2021.

1.
The Business Combination Proposal. To consider and vote upon a proposal to approve the business combination agreement, dated as of February 15, 2021 (the “Business Combination Agreement”), by and among Sandbridge, Project Olympus Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Sandbridge (“Merger Sub”), and Owlet Baby Care Inc., a Delaware corporation (“Owlet”), and the transactions contemplated thereby, pursuant to which Merger Sub will merge with and into Owlet (the “Merger”) with Owlet surviving the Merger as a wholly owned subsidiary of Sandbridge (such proposal, the “Business Combination Proposal”). The Business Combination Proposal was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
20,932,425	351,534	1,556,288

2.
The Charter Amendment Proposal, including the Advisory Charter Amendment Proposals. To consider and vote upon, assuming Proposal 1 is approved and adopted, the proposed amended and restated certificate of incorporation of Sandbridge (the “Proposed Charter”), which will replace the Current Charter, and which will be in effect as of the Effective Time (we refer to such proposal as the “Charter Amendment Proposal”). The Charter Amendment Proposal was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
20,435,766	848,033	1,556,448

The Advisory Charter Amendment Proposals. To consider and vote upon separate proposals to approve, on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which are being presented in accordance with the requirements of the SEC as six separate sub-proposals (such proposals, the “Advisory Charter Amendment Proposals”):

a.
Advisory Charter Amendment Proposal A. Upon the effectiveness of the Proposed Charter, Sandbridge will be renamed Owlet, Inc. (“New Owlet”) and will be authorized to issue 1,100,000,000 shares of capital stock, consisting of (i) 1,000,000,000 shares of New Owlet common stock, par value $0.0001 per share and (ii) 100,000,000 shares of undesignated preferred stock, par value $0.0001 per share, as opposed to the Current Charter, which authorizes Sandbridge to issue 111,000,000 shares of capital stock, consisting of (a) 110,000,000 shares of common stock, including 100,000,000 shares of Sandbridge Class A common stock, par value $0.0001 per share, and 10,000,000 shares of Sandbridge Class B common stock, par value $0.0001 per share, and (b) 1,000,000 shares of Sandbridge preferred stock, par value $0.0001 per share. Advisory Charter Amendment Proposal A was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
20,241,545	850,704	1,747,998

b.
Advisory Charter Amendment Proposal B. Under the Proposed Charter, New Owlet will remove the provisions regarding New Owlet not being governed by Section 203 of the General Corporation Law of the State of Delaware relating to takeovers by interested stockholders. Advisory Charter Amendment Proposal B was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
20,223,284	869,209	1,747,754

c.
Advisory Charter Amendment Proposal C. Under the Proposed Charter, in addition to any vote required by Delaware law, Part B of Article IV, Article V, Article VI, Article VII, Article VIII and Article IX of the Proposed Charter may be amended only by the affirmative vote of the holders of at least two-thirds of the total voting power of the then outstanding shares of stock of New Owlet entitled to vote thereon, voting together as a single class. Advisory Charter Amendment Proposal C was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
19,987,263	1,105,179	1,747,805

d.
Advisory Charter Amendment Proposal D. Under the Proposed Charter, directors can be removed only for cause and only by the affirmative vote of the holders of at least a two-thirds of the outstanding shares entitled to vote at an election of directors. Advisory Charter Amendment Proposal D was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
19,956,517	1,136,376	1,747,354

e.
Advisory Charter Amendment Proposal E. Under the Proposed Charter, the board of directors of New Owlet  is expressly authorized to adopt, alter, amend or repeal the Bylaws in accordance with Delaware law; provided that, in addition to any vote required by Delaware law, the adoption, amendment or repeal of the Bylaws by New Owlet stockholders will require the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of New Owlet entitled to vote generally in an election of directors. Advisory Charter Amendment Proposal E was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
19,987,475	1,105,343	1,747,429

f.
Advisory Charter Amendment Proposal F. To provide for certain additional changes, including, among other things, (i) changing the corporate name from “Sandbridge Acquisition Corporation” to “Owlet, Inc.”, and (ii) removing certain provisions related to Sandbridge’s status as a blank check company that will no longer be applicable upon consummation of the Merger, all of which the Sandbridge board of directors believes is necessary to adequately address the needs of New Owlet after the Merger. Advisory Charter Amendment Proposal F was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
20,741,409	351,749	1,747,089

3.
The NYSE Proposal. To consider and vote upon, assuming the Business Combination Proposal and the Charter Amendment Proposal are approved and adopted, for the purposes of complying with the applicable listing rules of the New York Stock Exchange, the issuance of (i) 13,000,000 shares of Sandbridge Class A common stock to the certain investors pursuant to subscription agreements (the “Subscription Agreements”) immediately prior to the Closing, plus any additional shares issued pursuant to Subscription Agreements we may enter into prior to Closing, and (ii) an aggregate of up to 102,500,000 shares of New Owlet common stock to existing Owlet equityholders pursuant to the terms of the Business Combination Agreement (such proposal, the “NYSE Proposal”). The NYSE Proposal was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
20,922,430	360,678	1,557,139

4.
The Incentive Award Plan Proposal. To approve, assuming the Business Combination Proposal, the Charter Amendment Proposal, and the NYSE Proposal are approved and adopted, the Owlet, Inc. 2021 Incentive Award Plan (the “New Owlet Incentive Award Plan”), including the authorization of the initial share reserve under the New Owlet Incentive Award Plan, including with respect to the number of shares that may be issued pursuant to the exercise of incentive stock options granted (such proposal, the “Incentive Award Plan Proposal”). The Incentive Award Plan Proposal was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
19,443,163	1,839,166	1,557,918

5.
The ESPP Proposal. To approve, assuming the Business Combination Proposal, the Charter Amendment Proposal, the NYSE Proposal and the Incentive Award Plan Proposal are approved and adopted, the Owlet, Inc. 2021 Employee Stock Purchase Plan (the “New Owlet ESPP”), including the authorization of the initial share reserve under the New Owlet ESPP (such proposal, the “ESPP Proposal”). The ESPP Proposal was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
20,926,057	356,237	1,557,953

6.
The Adjournment Proposal. To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, any of the Business Combination Proposal, the Charter Amendment Proposal, the NYSE Proposal, the Incentive Award Plan Proposal and the ESPP Proposal would not be duly approved and adopted by our stockholders or we determine that one or more of the closing conditions under the Business Combination Agreement is not satisfied or waived, was deemed not necessary and not acted upon at the Special Meeting because there were sufficient votes at the time of the Special Meeting to approve the adoption of the required proposals. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
20,781,529	501,665	1,557,053

Item 8.01	Other Events

A total of 19,758,773 shares of Class A common stock were presented for redemption in connection with the Special Meeting (the “Redemptions”). As a result, there will be approximately $32.4 million remaining in the trust account following redemptions.

The Business Combination Agreement provides that the obligation of Owlet to consummate the transactions contemplated by the Business Combination Agreement is conditioned on, among other things, a requirement that the amount of cash available in Sandbridge’s trust account following the Special Meeting, after deducting (x) the amounts payable, if any, to public stockholders pursuant to the Sandbridge stockholder redemption right, (y) any deferred underwriting commissions being held in Sandbridge’s trust account, and (z) any Sandbridge transaction expenses, (the resulting amount, the “Available Sandbridge Cash”), is equal to or greater than $140,000,000 (the “Minimum Available Sandbridge Cash Amount”). As a result of the Redemptions, there is approximately $15 million of Available Sandbridge Cash, which is approximately $125 million less than the Minimum Available Sandbridge Cash Amount. Owlet has agreed to waive the failure to satisfy this Minimum Available Sandbridge Cash Amount condition (the “Waiver”.)

On July 14, 2021, the Company issued a press release announcing the approval of all proposals related to the Business Combination presented at the Special Meeting as described under Item 5.07, the Redemptions and the Waiver. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated July 14, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2021

SANDBRIDGE ACQUISITION CORPORATION

By:	/s/ Ken Suslow
Name:	Ken Suslow
Title:	Chief Executive Officer